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                                                                  EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT


  THIS AGREEMENT is between the undersigned individual ("Employee") and LC MANAGEMENT COMPANY ("LC Management"), a wholly owned subsidiary of Living Centers of America, Inc. ("LCA").

                                R E C I T A L S:

  A. LCA, through its operating subsidiaries, is an operator of long-term health care centers, Progressive Care Centers providing subacute care, Alzheimer's care centers, assisted living centers, retirement apartments, centers and programs for people with mental retardation and developmental disabilities, and a company providing pharmaceutical services and supplies.

  B. LCA and LC Management have a proprietary interest in its business methods, opportunities, operations and systems which include, but are not limited to, internal financial and operating reports and data, strategic plans, business acquisition and development opportunities, policy and procedure manuals, management information programs and systems, financial forms and information, supplier and vendor information, accounting forms and procedures, personnel policies and information on the needs of residents, clients and patients and their families, and the financial condition of LCA all of which information ("Corporation Information") not publicly disclosed is considered by LCA and LC Management and recognized by Employee to be confidential.

  C. LC Management intends to employ or continue to employ Employee in a position where Employee will have access to this Corporate Information, and therefore, LCA will be vulnerable to unfair post-employment competition by Employee.
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  D. In consideration of the severance and other employment benefits provided for herein, Employee is willing to enter into this Agreement with LC Management as a condition of employment.

  NOW, THEREFORE, intending to be legally bound, the parties agree as follows effective the day and date set opposite their signatures below:

                                   ARTICLE 1.

                               Term of Employment

  Employee acknowledges that LC Management has the right to terminate Employee's employment at any time for any reason whatsoever; provided, however, that any termination by LC Management for reasons other than "good and sufficient cause," as defined in Article 2., Paragraph E below, shall result in the severance benefits described in Article 2 below, to become due in accordance with the terms of this Agreement. Employee further acknowledges that the severance payments made and other benefits provided by LC Management are in full satisfaction of any claims that Employee may have against LC Management resulting from LC Management's exercise of its right to terminate Employee's employment, except for those fringe benefits which are intended to survive termination such as the rights to receive payments pursuant to retirement plans and similar rights.

                                   ARTICLE 2.

                               Severance Benefits

  If Employee's employment with LC Management is terminated by LC Management for any reason other than "good and sufficient cause," Employee shall be entitled to the following severance benefits:





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  A. Severance Pay:  Employee shall receive severance payments equivalent to
Employee's base salary in effect at the time of termination for the number of months set forth below:

================================================================================
                   Years of Living Centers Continuous Service
                         Completed from Last Hire Date
- - --------------------------------------------------------------------------------
1       2       3       4        5       6       7        8     9     10 or more
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                            Months of Severance Pay
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6       8       10      12       14      16      18       20    22    24
================================================================================

  B. Other Severance Benefits:

  (1) Group medical and life insurance coverages shall continue under then prevailing terms as long as severance payments are being made to Employee. Deductions for Employee's share of the premiums will be made from Employee's severance payments. Group medical coverage provided during such period shall be applied against LC Management's obligation to continue group medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Upon termination of group medical and life insurance coverage, Employee may convert, at his cost, to individual policies.

  (2) Employee shall receive payment at the Employee's then prevailing rate, for Employee's earned, but unused, and accrued vacation days through the date of termination.

  (3) Employee's eligibility to receive or participate in all other benefit and compensation plans, including, but not limited to Management Incentive Bonus, Long Term Disability, Retirement Savings, and Stock Option Plans, shall terminate as of the effective





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date of Employee's termination except as provided otherwise hereunder or under the terms of a particular benefit or compensation plan.

  C. Change of Control of the Employer. In addition to the Severance Pay and Other Severance Benefits provided for in Paragraphs A and B, immediately above, in the event of a "change of control" of LCA and either the Employee's (a) involuntary termination or (b) "voluntary termination for good cause in anticipation of, during or after a change of control";

  (1) The Employee shall be entitled to receive a lump sum payment from LC Management of an amount equal to twelve (12) month's salary, which shall be the Employee's base salary in effect at the date of termination plus Employee's base bonus for Employee's grade as of the date of termination as set forth in LCA's policy statement on the Management Incentive Bonus Program; and

  (2) All stock options granted to Employee under the Living Centers of America, Inc. 1992 Stock Option Plan, as amended (the "Option Plan"), as of the date of termination shall "vest" and become exercisable, as that term is defined in the Option Plan, as of the termination date, and Employee shall thereupon have all rights applicable thereto as set forth in the Option Plan pertaining to Employee's Stock Options.

  For purposes of this Agreement, "voluntary termination for good cause in anticipation of, during or after a change of control" shall mean Employee's electing to terminate his employment with LC Management as a result of an adverse change in title or working responsibilities of the Employee within the six (6) month time period before and the twelve (12) month time period after a "change of control." For purposes of this Paragraph C,





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"change of control" is the occurrence of one or more of the following events:
(i) any person or entity, together with all associates of such person or entity, becomes the owner, beneficial or otherwise, of 30% or more of the then outstanding common stock of LCA, or (ii) during any two (2) year period, directors of LCA serving at the beginning of such period cease for any reason to constitute a majority of the directors serving, unless the election of at least 75% of the new directors was approved by at least 75% of the directors in office immediately prior to the election.

  D. Right to Terminate Severance Pay and Benefits. If Employee is terminated by LC Management for reasons other than "good and sufficient cause," as that term is defined in Section E of this Article 2, Employee will receive the severance payments and benefits described in Paragraphs A, B and C of this
Article 2. Notwithstanding the foregoing, if Employee commences other employment while receiving such severance payments and benefits said severance payments and benefits shall cease as of the date Employee commences such other employment, but in no event shall the severance payments and benefits provided in Paragraphs A and B of this Article 2 be terminated prior to Employee's receiving severance payments and benefits for a two (2) month period. However, if Employee commences other employment and the base salary Employee is paid in the course of the other employment is less than the base salary Employee received from LC Management at Employee's termination, LC Management shall pay to Employee the difference in said base salaries each month for the remaining number of months Employee would otherwise be entitled to severance pay as provided in Section A of this Article 2 at the commencement of said other employment, starting with the first full month after Employee commences said





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other employment.  LC Management reserves the right to terminate all continuing severance payments and benefits described in Paragraphs A and B of this Article 2 if Employee violates any of the non-disclosure covenants set forth in Article 3 or any of the non-competition covenants set forth in Article 4 below.

  E. "Good and Sufficient Cause" Defined. Termination for "good and sufficient cause" shall include termination for such things as fraud or dishonesty, willful failure to perform assigned duties, willful violation of LCA's Business Conduct Policy, or intentionally working against the best interests of LCA.

  F. Termination for Good and Sufficient Cause. If Employee's employment with LC Management is terminated by LC Management for "good and sufficient cause" as that term is defined in Section E of this Article 2, Employee will not receive the severance payments and benefits described in Paragraphs A, B, C, and D of this Article 2.

  G. Voluntary Termination by Employee. If Employee voluntary terminates his/her employment with LC Management Company, (and said termination is other than "voluntary termination for good cause in anticipation of, during or after a change of control" as defined in this agreement), Employee will not receive the severance payments and benefits described in Paragraphs A, B, C, and D of this Article 2.

  H. Parachute Payment. If the Employee is liable for the payment of any excise tax (the "Basic Excise Tax") because of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor or similar provision, with respect to any payments or benefits received or to be received from LC Management or any successor to LC Management, whether provided under this Agreement or otherwise, LC Management shall





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pay the Employee an amount (the "Special Reimbursement") which, after payment by the Employee (or on the Employee's behalf) of any federal, state and local taxes applicable thereto, including, without limitation, any further excise tax under such Section 4999 of the Code, on, with respect to or resulting from the Special Reimbursement, equals the net amounts of the Basic Execise Tax.

  I. Survival. The provisions of this Article 2 shall survive the termination of Employee's employment with LC Management.

                                   ARTICLE 3

                            Non-Disclosure Agreement

  Employee acknowledges and recognizes that in the course of Employee's employment, Employee has had and will continue to have or will have access to Corporate Information; and that LC Management may provide and confide to Employee Corporation Information, techniques and methods of operation developed at great expense by LCA, all of which Employee recognizes to be unique assets of LCA. Employee agrees that Employee shall not, during or after the term of employment, directly or indirectly, in any manner utilize, appropriate, disclose, communicate, divulge, copy or relate to any person, firm, corporation, association or other entity, except where required by law, or use or make use of any such Corporate Information, any such techniques or methods of operation; data of any kind; or any information relating to strategic plans, revenues, costs, profits or the financial condition of LCA, which is not generally known to the public or recognized as standard practice in the industry in which LCA is or shall be engaged. The provisions of this Article 3 shall survive the termination of Employee's employment with LC Management.





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                                   ARTICLE 4

                           Non-Competition Agreement

  A. Duration; Applicability. Subject to the provisions of Paragraphs B and E below, Employee agrees that for a period of two (2) years following Employee's voluntary termination of Employee's employment with LC Management (other than "voluntary termination for good cause in anticipation of, during or after a change of control" as defined in this Agreement), or Employee's termination by LC Management for "good and sufficient cause" as that term is defined in Section E of Article 2 of this Agreement, employee shall not, without LC Management's prior written permission, which may be withheld by LC Management in its sole discretion, (I) directly or indirectly, on Employee's behalf or on behalf of any other person, firm, corporation, association or other entity, engage in, or in any way be employed by, connected with, concerned with, involved with, consult for or negotiate for, or acquire or maintain any ownership interest in any business or activity which is the same, similar to or competitive with that conducted by, engaged in or developed for later implementation by LCA at any time during the term of Employee's employment. If Employee's employment with LC Management is terminated by LC Management for any reason other than "good and sufficient cause" as that term is defined in Section E of Article 2 of this Agreement, the provisions of this Article 4 shall not apply to Employee and shall not be enforced as against Employee.

  B. Area. The provisions set forth in Paragraph A. above shall apply to any area within a 25 miles radius of any center or facility operated by the operating subsidiary of





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LCA or which any such operating subsidiary may be engaged in business at the termination of Employee's employment or at any time within twelve (12) months prior thereto.

  C. Non-Piracy. Employee further agrees that Employee shall not for a period of two (2) years following the termination of Employee's employment for any reason, directly or indirectly, or through third parties, for himself or for others, at any time in any manner, induce or attempt to influence any employees of any subsidiary of LCA to terminate their employment with such subsidiary, nor shall Employee have an interest in, directly or indirectly, any entity which shall, with Employee's direct or indirect participation, induce or attempt to influence any employee of any subsidiary of LCA to terminate their employment with such subsidiary.

  D. Remedies. Employee acknowledges that in the event of any violation or threatened violation by Employee of the provisions set forth in Article 3 or this Article 4, LCA will sustain serious, irreparable, continuing and substantial harm and damage to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, Employee agrees that, in the event of such violation or threatened violation by Employee, LCA shall be entitled to an injunction preventing such violation or threatened violation before trial from any court of competent jurisdiction as a matter of course in addition to and not in lieu of any and all such other legal and equitable remedies as may be available to LCA. Should any court of competent jurisdiction determine, consistent with the established precedent of the forum jurisdiction, that the public policy of such jurisdiction requires a more limited restriction in geographic area, duration, nature of restricted activities, or any combination thereof, it would be in





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furtherance of the intentions of the parties hereto for the court to so interpret and construe the terms of this Article 4 to apply only to the extent of such more limited restrictions.

  E. Shorter Duration. Notwithstanding anything to the contrary in this Agreement, if LC Management elects to terminate Employee's employment for any reason other than good and sufficient cause (or in the event of Employee's "voluntary termination for good cause in anticipation of, during or after a change of control"), then, in such event the term of the non-competition provision set forth in Paragraph A above shall be reduced to the number of months that Employee is entitled to severance pursuant to Article 2A. above, but not to exceed twelve (12) months.

  F. Survival. The provisions of this Article 4 shall survive the termination of Employee's employment with LC Management.

                                   ARTICLE 5

                                 Miscellaneous

  A. Definition. As used throughout this Agreement, "LC Management" shall include all subsidiaries of LCA, affiliates, and any corporation, joint venture, or other entity in which LCA or its subsidiaries or affiliates has an equity interest in excess of ten percent (10%).

  B. Gender. Reference to the masculine gender shall include the feminine gender.

  C. Supersede. This Agreement shall supersede and substitute for any previous employment or severance agreement between Employee and LCA or LC Management, and is entered into in consideration of the mutual undertakings of the parties, the cancellation of all previous agreements, and the release of the parties of their respective rights and





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obligations under any previous employment or severance agreement, excepting only such rights and obligations which by their nature are intended to survive termination or cancellation of such employment agreement.

  D. Hire Date.  Employee and LC Management acknowledge that for purpose of
Article 2, Employee's last hire date with LC Management is that date provided in Schedule B hereof, which is attached hereto and incorporated by reference herein as if reproduced verbatim.

  E. Binding Effect. The respective rights and obligations of LC Management and the Employee under this Employment Agreement shall inure to the benefit of and shall be binding upon LCA, LC Management and the Employee and the respective successors and assigns of LCA and LC Management. This Employment Agreement shall not be assignable by the Employee, but shall inure to the benefit of Employee's heirs, legal and personal representatives. As used herein, the term "successors and assigns" shall include any corporation or corporations which acquire all or substantially all of the assets and businesses of LCA whether by purchase, merger, consolidation or otherwise, including without limitation a surviving corporation upon a "change in control" as defined herein.

  F. Arbitration. Any dispute under this Employment Agreement, except for those arising under Articles 3 and 4 hereof, shall be resolved by arbitration. The arbitration shall be conducted in Houston, Texas, under the auspices of the American Arbitration Association and under its rules for commercial arbitrations generally. The prevailing party in such proceedings shall be entitled to its costs and attorneys' fees.





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  It is understood and agreed that LCA will benefit from the covenants and agreements of Employee hereunder, and, therefore by its execution hereof, guarantees the performance by LC Management of its obligations and agreements hereunder.

  IN WITNESS WHEREOF, LC Management, LCA and the Employee have executed this Employment Agreement in duplicate originals as of the date first above written.


Date: April 24th, 1996                             JAMES L. MARTIN, JR.
     -----------------------------         -------------------------------------

                                                                     "EMPLOYEE"


                                                          LC MANAGEMENT COMPANY


Date:                                    By:
     -----------------------------          ------------------------------------


                                                                "LC MANAGEMENT"

                                                LIVING CENTERS OF AMERICA, INC.


Date:                                    By:
     -----------------------------          ------------------------------------
                                                            "LCA"





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